AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 24, 1997

                           REGISTRATION STATEMENT NO. 333-27591

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 1

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -----------------

                       UNITED STATES SURGICAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                         13-2518270
      (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)

                    150 GLOVER AVENUE, NORWALK, CONNECTICUT 06856
                                   (203) 845-1000
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                      CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                THOMAS R. BREMER
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                       UNITED STATES SURGICAL CORPORATION
                                150 GLOVER AVENUE
                           NORWALK, CONNECTICUT 06856
                                   (203) 845-1000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                  -----------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: from time to time after the Registration Statement becomes effective.

                                  -----------------

      If the only securities being registered on this form are being offered pursuant to divided or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                    PROPOSED        PROPOSED
                                    MAXIMUM         MAXIMUM
TITLE OF           AMOUNT           OFFERING        AGGREGATE       AMOUNT OF
SECURITIES TO BE   TO BE            PRICE           OFFERING        REGISTRATION
REGISTERED         REGISTERED       PER SHARE       PRICE           FEE
COMMON STOCK,
PAR VALUE
$.10 PER SHARE     84,874 SHARES    $31.25          $2,652,312.50      $803.73


The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

____________

Registration fee previously paid.

PROSPECTUS
                                                          [LOGO]

UNITED STATES SURGICAL CORPORATION
84,874 SHARES OF COMMON STOCK

---------------------------

      This prospectus relates to 84,874 shares of Common Stock, par value $.10 per share (the "Common Stock") of United States Surgical Corporation, a Delaware Corporation ("USSC" or the "Company"), which may be offered by the persons listed under the heading "Selling Stockholders". The Common Stock been acquired by the Selling Stockholders as consideration in connection with an acquisition of their interests in a privately held company. The Common Stock may be offered for sale by the Selling Stockholders from time to time in ordinary brokerage transactions on the New York Stock Exchange, Inc. (the "New York Stock Exchange") at market prices prevailing at the time of the sale or in one or more negotiated transactions at prices acceptable to the respective Selling Stockholders. In addition, the Common Stock may be sold through or to brokers in the over-the counter market.

The Common Stock will be listed on the New York Stock Exchange.

See Discussion as to Risk Factors on page 3 of this Prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS . ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

---------------------------

      No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained herein in connection with the offering contained in this Prospectus and, if given or made, such information or representation must not be relied upon. This Prospectus does not constitute an offering by the Selling Stockholders of any securities other than those to which it relates or in any jurisdiction in which such offering may not lawfully be made. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or the information herein since the date hereof.

---------------------------

The date of this Prospectus is June , 1997.

                            AVAILABLE INFORMATION

      USSC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information, as of particular dates, concerning directors and officers, their remuneration, options granted to them, the principal holders of securities of USSC and any material interest of such persons in transactions with USSC, is distributed to stockholders of USSC, and filed with the Commission. Such reports, proxy statement and other information can be inspected and copied at the office of the Commission at prescribed rates, at Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549; Room 3190, Kluczynski Federal Building, 230 South Dearborn Street, Chicago, Illinois 60604; and 14th Floor, 75 Park Place, New York, New York 10007. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding Registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov. Such reports, proxy statements and other information concerning USSC also may be inspected at the offices of the New York Stock Exchange, Inc., on which the Company's Common Stock is listed.

      This Prospectus, which constitutes part of a registration statement (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the Commission.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents that have been filed by the Company with the Commission (located in SEC File No. 1-9776) are hereby incorporated by reference in this Prospectus and made a part hereof:

      (i)   Annual Report on Form 10-K for the year ended December 31, 1996;

      (ii)  Current Report on Form 8-K filed March 13, 1997;

      (iii) Quarterly Report on Form 10-Q for the quarter ended March 31,
1997;

      (iv) The description of the Company's Common Stock contained in the Form 8-B Registration Statement declared effective by the Commission on August 3,

1990, as amended by the Certificate of Amendment to the Company's Certificate of Incorporation filed as Exhibit 3(e) to Item 14c of (i) above.

      In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to (a) the filing of a post-effective amendment that indicates that all Common Stock offered hereby has been sold or which deregisters all Common Stock then remaining unsold, or (b) the termination of the offering of the Common Stock, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person to whom this Prospectus is delivered, at the request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written or telephone requests should be directed to Pamela Komenda, Corporate Secretary, United States Surgical Corporation, 150 Glover Avenue, Norwalk, Connecticut 06856, telephone (203) 845-1290.

      Statements in this Prospectus which are not historical are forward looking, involving risks and uncertainties, and may or may not be realized by the Company. The Company undertakes no duty to update such forward looking statements. Many factors could cause actual results to differ from these forward looking statements, including loss of market share through competition, introduction of competing products by other firms, pressure on prices from competition or purchasers of the Company's products, regulatory obstacles to introduction of new products which are important to the Company's growth, lack of acceptance of new products by the health care market, slow rates of conversion by surgeons to procedures which utilize the Company's products, changes in distribution of the Company's products, consolidation in the health care market, and interest rate and foreign exchange fluctuations.


                                 RISK FACTORS

      Prior to making an investment decision with respect to the shares of Common Stock offered hereby, prospective investors should carefully consider the specific factors set forth below, together with all of the other information appearing herein or in the Prospectus Supplement or incorporated by reference herein or therein, in light of their particular investment objectives and financial circumstances.

COMPETITION

      There is intense competition in the markets in which USSC engages in business and no assurance can be given as to USSC's competitive position. The impact of competition will likely have a continuing effect on sales volumes and on prices charged by USSC. In addition, increased cost consciousness has revived competition from reusable instruments, but the Company cannot predict the extent to which reusable instruments will competitively impact USSC. USSC, however, also offers reusable instruments.

HEALTH CARE MARKET

      The health care industry continues to undergo change, led primarily by market forces which are demanding greater efficiencies and reduced costs. Federal government proposed health care mandates in the United States have not occurred, and it is unclear whether, and to what extent, any future government mandate will affect the domestic health care market. Industry led changes are expected to continue irrespective of any governmental efforts toward health care reform. The scope and timing of any further government sponsored proposals for health care reform are presently unclear.

      Changes in the health care industry and the trend toward cost containment, along with competition, have contributed to continuing reductions in prices for USSC 's products and, in the near term, to slower acceptance of more advanced surgical procedures in which USSC 's products are used, given hospitals and surgeons concerns as to the costs of training and reimbursement by payors. While USSC is implementing programs to assist hospitals in cost containment through more efficient surgical practices and application of minimally invasive surgery, there can be no assurance that USSC will not continue to be adversely affected by these matters.

      The costs of training for newer, more complicated procedures and concerns as to reimbursement for newer procedures in view of changes in the health care system have affected the rate at which the surgical community is learning the more advanced laparoscopic procedures. More advanced applications of laparoscopy may become specialized rather than practiced broadly by the general surgical community. In addition, specialty surgeons may not be experienced in minimally invasive surgery and may require familiarization with this approach prior to acceptance in their practices.

      An undue focus on discrete costs or similar limits which fails to consider the overall value of minimally invasive surgery could adversely impact USSC, and there can be no assurance as to the impact of cost containment on future operations.

Some hospitals may also lose per night revenues through reduced post-operative care requirements as to procedures performed by laparoscopy, which could influence their acceptance of newer procedures. In addition, the rapid changes in the market for surgical devices, along with competition, could affect both prices and volumes of sales.

DIVERSIFICATION STRATEGY

      Although USSC believes that new areas of surgical practice it is entering offer significant opportunities for revenue growth and profitability, considerable risks may be involved and there can be no assurance that favorable results will be achieved. Costs of acquiring or developing technologies or instruments for use in specialty applications may be significant, which could adversely affect both near term and longer term results if successful products are not developed and introduced. In addition, considerable competition exists for products used in these surgical specialties, including competitors developing other techniques and from sources of more traditional products. Further, acceptance of newer techniques, even with demonstrated clinical advantages, may be slow given concerns as to expenditures for newer practices by health care payors and requirements for extensive training with newer approaches.

      While USSC believes its products may be useful in coronary surgery, surgeons practicing in this field have not traditionally performed minimally invasive surgery or used disposable instruments extensively and no assurance can be given as to the acceptance of such products or techniques in this area.

      USSC expects intense competition in sales of products for specialty surgical applications. A broad range of companies, including the Ethicon division of Johnson & Johnson, presently offer products for use in cardiovascular, urologic, orthopedic, and oncological procedures. Many of such companies have significantly greater capital than USSC and are expected to devote substantial resources to development of other new technologies which would be competitive with products which USSC may offer. There are also a number of smaller companies engaged in the development of surgical specialty devices, and products developed by such firms could present additional competition.

                               BUSINESS OF USSC

      USSC is a Delaware corporation which develops, manufactures and markets a proprietary line of technologically advanced surgical products, specializing in minimally invasive technologies, which are designed to improve patient care and reduce healthcare costs. USSC also sells to distributors, domestically and internationally. USSC currently operates domestically and internationally through subsidiaries, branches and divisions.

      USSC manufactures and markets innovative mechanical products for the wound closure market. In this category, its principal products consist of a series of surgical stapling instruments (both disposable and reusable), disposable surgical clip appliers and disposable loading units ("DLU"s) for use with stapling instruments. The instruments are an alternative to manual suturing techniques utilizing needle/suture combinations and enable surgeons to reduce blood loss, tissue trauma and operating time while joining internal tissue, reconstructing or sealing off organs, removing diseased tissue, occluding blood vessels and closing skin, either with titanium, stainless steel, or proprietary absorbable POLYSORB(TM) copolymer staples or with titanium, stainless steel, or absorbable POLYSURGICLIP(TM) clip appliers with copolymer clips. Surgical stapling also makes possible several surgical procedures which cannot be achieved with surgical needles and suturing materials. The disposable instruments and DLUs are expended after a single use or, in the case of reloadable disposable instruments, after a single surgical procedure.

      USSC manufactures and markets specialized wound management products designed for use in the field of laparoscopic (also referred to as endoscopic) surgery. This minimally invasive surgical technique requires incisions in the patient of up to one-half inch through which various procedures are performed using laparoscopic instruments inserted through ports known as trocars, and optical devices, known as laparoscopes, for viewing inside the body cavity. Laparoscopy generally provides patients with significant reductions in post-operative hospital stay, pain, recuperative time and hospital costs, with improved cosmetic results, and with the ability to return to work and normal life in a shorter time frame. USSC has developed and markets disposable surgical clip appliers and stapling instruments designed for laparoscopic uses in a variety of sizes and configurations. USSC's products in this area also include trocars and a line of instruments which allows the surgeon to see, cut, clamp, retract, suction, irrigate or otherwise manipulate tissue during a laparoscopic procedure. USSC also designs and markets laparoscopes. Applications for minimally invasive surgery currently include cholecystectomy (gall bladder removal), hysterectomy, hernia repair, bladder suspension for urinary stress incontinence, anti-reflux procedures for correction of heartburn, and various forms of bowel, stomach, gynecologic, urologic, and thoracic (chest) surgery.

      Laparoscopic products are offered individually, in pre-assembled kits and in custom kits designed for specific surgical procedures such as cholecystectomy, hernia repair, laparoscopically assisted vaginal hysterectomy, bowel and other procedures. Kits are intended to offer the surgeon and operating room staff convenience and ease of accessibility to instruments, and provide a cost efficient means of purchasing USSC's products for hospital materials management departments.

      Numerous studies have shown that, in addition to reduced patient recovery time, laparoscopy is a safe and efficacious technique. However, and particularly in more complex surgical procedures, surgeons must receive adequate training before achieving competency to perform laparoscopy. USSC supports certification of surgeons in this technique to ensure that USSC's products are used properly.

      USSC offers certain of its products in both disposable and reusable versions. Disposable instruments, as described in the preceding paragraphs, reduce the user's capital investment, eliminate the risks and costs associated with maintenance, sterilizing and repair of reusable instruments, and provide the surgeon with a new sterile instrument for each procedure, offering more efficacious and safer practice for both patients and operating room personnel. Reusable instruments provide an alternative for surgeons and hospitals preferring this approach. The Company also offers resposable versions of certain instruments, in which certain components may be reused, offering the advantages of disposable devices with cost savings realized through multiple use of parts of the instrument.

      USSC continues to expand manufacturing and marketing of its line of sutures products, which was introduced in 1991. USSC believes that sutures, which represent a major portion of the wound closure market, are a natural complement to its other wound management products. This market is currently dominated by other manufacturers. Although USSC believes that its share of the suture market increased last year, there can be no assurance that its market share will continue to increase or that USSC will realize significant market share in the near future.

      The primary trend in the health care industry is toward cost containment. Payors and managed care organizations have been able to exercise greater influence through managed treatment and hospitalization patterns, including a shift from reimbursement on a retrospective basis to prospective limits for patient treatment. Hospitals have been severely impacted by the resulting cost restraints and are competing for business and becoming more sophisticated in management and marketing. The increasing use of managed care, centralized purchasing decisions, consolidations among hospitals and hospital groups, and integration of health care providers are continuing to affect purchasing patterns in the health care system. Purchasing decisions are often shared by a coalition of surgeons, nursing staff, materials managers, and hospital administrators, with purchasing decisions taking into account whether a product reduces the cost of treatment and/or attracts additional patients to a hospital.

      USSC believes it could potentially benefit from this focus on cost containment and on managed care. Stapling and minimally invasive surgery decrease operating room time including patient time under anesthesia, patient recovery time and in many cases are highly cost effective. Doctors, patients, employers and payors all value decreased patient recovery time. This could lead to potential increases in volume as surgical stapling and minimally invasive procedures are selected over alternative techniques. USSC is adapting itself to this new environment by promoting the cost effectiveness of its products, by striving to efficiently produce the highest quality products at the lowest cost, and by assisting hospitals and payors in achieving meaningful cost reductions for the health care system while retaining the quality of care permitted by USSC's products.

      USSC has taken steps to diversify beyond the general surgery market and explore new growth areas in surgery where it can utilize its manufacturing expertise, research and development experience and the skills of its sales force. To this end, USSC is building a line of surgical specialty instrumentation and technology for cardiovascular, oncological, urological and orthopedic procedures. USSC believes that minimally invasive instrumentation and more advanced techniques can be applied to these specialty practices. USSC plans to obtain such technologies through internal research and development and by acquiring, investing in, or creating alliances with, other firms or persons who have developed such technology.

      The Company is continuing development of technology in women's healthcare with its first new system which is designed for a comprehensive approach to breast care. The Company's ABBI system, incorporating a stereotactic table and the Company's ABBI system biopsy device, is used to perform core needle and needle localization for advanced breast biopsy. This system allows a one-step, minimally invasive process for breast biopsy, offering the surgeon increased accuracy and control, and helping hospitals reduce procedural and operating room costs. The one piece larger specimen obtained by the ABBI system provides pathologists with pattern recognition which aids in the diagnosis of different cancers and facilitates physicians' decision making for improved results. The Company offers the stereotactic tables under a strategic alliance with Lorad, a unit of Trex Medical Corporation and a leading manufacturer of stereotactic equipment.


      USSC continually explores and conducts discussions with regard to acquisitions and other strategic corporate transactions. USSC currently has no agreements, commitments or understandings with respect to any particular transactions. However, USSC had an all cash tender offer ("First Offer") for all outstanding shares of Circon Corporation ("Circon"), a California based surgical device manufacturer. On June 16, 1997, USSC extended and amended its cash tender offer. Under the amended tender offer, USSC is offering to purchase on a pro rata basis up to an aggregate of 973,174 shares of Circon which would bring USSC's ownership to 14.9% of the outstanding Circon shares. Following the amended tender offer, USSC intends to seek to negotiate with Circon a definitive merger agreement. If such negotiations are unsuccessful, USSC intends to commence another tender offer ("the Second Offer") to purchase all outstanding shares of Circon not owned by USSC. The First Offer was not solicited by Circon and was made in the form of a tender offer directly to Circon's stockholders. Circon recommended that its shareholders not accept the Original Offer and has implemented various defensive measures designed to prevent acceptance by USSC of tendered shares. USSC can not predict whether it will be successful in acquiring Circon or the time period in which any transaction will be concluded or abandoned. At present, the amended tender offer terminates on July 14, 1997. If the offer were concluded on the current terms of the amended tender offer and the Second Offer, USSC estimates that the cost of the acquisition would be approximately $230 million. The source of funds for payment of the aggregate purchase price in the amended tender offer and the Second Offer would be committed credit facilities, cash on hand and cash generated from future operations. No assurance can be given with respect to the timing, likelihood or financial or business effect of any other possible transaction.


      Except where the context otherwise requires, the term Company includes USSC's subsidiaries, branches and divisions. USSC's principal executive offices are located at 150 Glover Avenue, Norwalk, Connecticut 06856; telephone (203) 845-1000.


      In the action by Applied Medical Resources Corporation ("Applied Medical") against the Company in the United States District Court for the Eastern District of Virginia, alleging infringement by the Company of patents related to trocar seal systems (see Item 3 of Part I of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and Item 1 of Part II of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997), a jury verdict was rendered on April 29, 1997 in favor of Applied Medical, finding that certain of the Company's products infringe Applied Medical's patents, certain of Applied Medical's products do not infringe the Company's patent relating to trocar safety mechanisms. The Court denied the Company's motion to overturn the jury verdict and an injunction against the Company involving such products in the domestic market became effective on May 20, 1997. Judgment on the verdict, including the damages, has been entered by the Court for approximately $20.5 million. The Company intends to appeal the verdict.


                               USE OF PROCEEDS

      The Company will not receive any of the proceeds from the sale of Common Stock being offered by this Prospectus.

            ISSUANCE OF RESALE SECURITIES TO SELLING STOCKHOLDERS

      On April 25, 1997, The Company issued 84,874 shares of Common Stock, in an exchange offering exempt from registration under the Securities Act, at an offering price in the exchange of $32.99 per share.

                             SELLING STOCKHOLDERS

                                   SHARES
                                COMMON STOCK                   SHARES OF COMMON
                                BENEFICIALLY                  STOCK BENEFICIALLY
                               OWNED PRIOR TO     SHARES        OWNED AFTER THE
NAME OF SELLING STOCKHOLDER     OFFERING (1)   OFFERED HEREBY     OFFERING(1)
---------------------------     ------------   --------------     -----------

Jerry I. Hirsch (2)                  0            84,874               0

(1) Assumes sale of all Resale Securities offered hereby and no other purchases or sales of Common Stock. See "Plan of Distribution."

(2) The Selling Stockholder, Jerry I. Hirsch, is not related to or otherwise affiliated with Leon C. Hirsch, the Chairman and Chief Executive Officer of the Company.

      The Company and the Selling Stockholders have agreed to indemnify each other against certain civil liabilities under the Securities Act.

                             PLAN OF DISTRIBUTION

      The distribution of the Common Stock by the Selling Stockholders may be effected from time to time in ordinary brokerage transactions on the New York Stock Exchange or other exchanges at market prices prevailing at the time of sale or in one or more negotiated transactions at prices acceptable to the respective Selling Stockholders. In addition, the Selling Stockholders may sell the Common Stock through or to brokers or dealers in the over-the-counter market, or through underwriters. The Selling Stockholders and any underwriters, agents, brokers or dealers through or to whom the Common Stock may be sold may be deemed underwriters of the shares within the meaning of the Securities Act, in which event all brokerage commissions or discounts and other compensation received by such brokers or dealers may be deemed to be underwriting compensation. The Company will bear all expenses of the offering, except that the Selling Stockholders will pay any applicable brokerage fees or commissions and transfer taxes.

                                LEGAL MATTERS

      Certain legal matters with respect to the Common Stock offered hereby have been passed upon for the Company by Thomas R. Bremer, Senior Vice President and General Counsel, USSC, 150 Glover Avenue, Norwalk, Connecticut 06856. Mr. Bremer may be deemed to own beneficially 249,710 shares of USSC, including 234,333 shares which are subject to options exercisable within 60 days from the date of this prospectus.

                                   EXPERTS

      The financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K (for the year ended December 31, 1996) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                TABLE OF CONTENTS



                                                                            PAGE
                                                                            ----

Available  Information                                                         2
Incorporation of  Certain Documents by Reference                               2
Risk Factors                                                                   3
Business of  USSC                                                              5
Use of Proceeds                                                                9
Issuance of Resale Securities to Selling Stockholders                          9
Selling Stockholders                                                           9
Plan of Distribution                                                          10
Legal Matters                                                                 10
Experts                                                                       10






UNITED STATES SURGICAL CORPORATION

84,874 Shares

Common Stock
(par value $.10 per share)

PART II

      ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The estimated expenses to be incurred in connection with the issuance and distribution of the securities covered by this Registration Statement, all of which will be paid by the Registrant, are as follows:

            Registration Fee                               $803.73
            Printing and Engraving Expenses                 500.00
            Accounting Fees and Expenses                 10,000.00
            Legal Fees and Expenses                         500.00
            Miscellaneous                                 1,000.00
                                                        ----------
                  Total                                 $12,803.73
                                                        ==========




      ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Subject to certain procedures and limitations set forth therein, the Delaware General Corporation law permits the Company to indemnify any person against expenses (including attorney's fees), judgments, fines and settlements actually and reasonably incurred in connection with any threatened, pending, or completed action, suit or proceeding in which such person was, is, or is threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Company, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. The statute provides that indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. The Company's By-laws generally state that the Company's officers, directors, employees and agents shall be provided the indemnification permitted under the Delaware statute.

The Company maintains a directors and officers liability insurance policy which provides for the payment of certain liabilities and expenses and for reimbursement to the Company of indemnification payments made by the Company to its officers and directors.

      ITEM 16. EXHIBITS

      (5)   Opinion of Thomas R. Bremer - Filed herewith.

      (15)  Letter re Unaudited Interim Financial Information

      (23)  (a)   Consent of Deloitte & Touche  LLP - Filed herewith.

            (b)   Consent of  Thomas R. Bremer  - Included in Exhibit 5.

      (24)        Powers of Attorney - Filed herewith.

-------------------------------

      ITEM 17. UNDERTAKINGS.

      (a)   The Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10 (a) (3) of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

            (2) That, for the purpose for determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation's annual report pursuant to section 13 (a) or section 15 (d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the

Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES


      Pursuant to the Requirements of the Securities Act of 1933, registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 1 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Norwalk, State of Connecticut, on the 24th day of June, 1997.


                                UNITED STATES SURGICAL CORPORATION
                                (REGISTRANT)

                                By: /s/  Thomas R. Bremer
                                    -----------------------------------------
                                    Thomas R. Bremer
                                    Senior Vice President and General Counsel

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                         TITLE                         DATE
---------                         -----                         ----


*                                 Chairman of the Board          June 24, 1997
-----------------------------
(Leon C. Hirsch)                  and Chief Executive Officer
                                  (Principal Executive Officer)
                                  and Director

*                                 Director                       June 24, 1997
-----------------------------
(Julie K. Blake)

*                                 Director                       June 24, 1997
-----------------------------
(John A. Bogardus, Jr.)

*                                 Director                       June 24, 1997
-----------------------------
(Thomas R. Bremer)

*                                 Director                       June 24, 1997
-----------------------------
(Turi Josefsen)

*                                 Director                       June 24, 1997
-----------------------------
(Douglas L. King)

*                                 Director                       June 24, 1997
-----------------------------
(William F. May)

*                                 Director                       June 24, 1997
-----------------------------
(James R. Mellor)

*                                 Director                       June 24, 1997
-----------------------------
(Howard M. Rosenkrantz)

*                                 Director                       June 24, 1997
-----------------------------
(Barry D. Romeril)

*                                 Director                       June 24, 1997
-----------------------------
(Marianne Scipione)

*                                 Director                       June 24, 1997
-----------------------------
(John R. Silber)

*                                 Senior Vice President and      June 24, 1997
-----------------------------
(Richard A. Douville)             Chief Financial Officer
                                  (Principal Financial Officer)

*                                 Vice President and Controller  June 24, 1997
-----------------------------
(Joseph C. Scherpf)               (Principal Accounting Officer)


*By Power of Attorney

                                EXHIBIT INDEX



Item No.                   Description
--------                   -----------

      (5)   Opinion of Thomas R. Bremer - Filed herewith.

      (15)  Letter re Unaudited Interim Financial Information

      (23)  (a)   Consent of Deloitte & Touche  LLP - Filed herewith.

            (b)   Consent of  Thomas R. Bremer  - Included in Exhibit 5.

      (24)        Powers of Attorney - Filed herewith.